UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2008
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Overview. On November 30, 2008, Premier Exhibitions, Inc. (the “Company”) entered into a First Amendment to Premier Exhibitions/Live Nation Agreement (the “First Amendment”) with Soon To Be Named Corporation (“STBN”), as successor in interest to Live Nation, Inc. (“Live Nation”) and JAM Exhibitions, LLC. Michael Cohl, formerly a director and executive officer of Live Nation, is a principal of STBN. The First Amendment amends and restates in certain places, in accordance with its terms, that certain Premier Exhibitions/Live Nation Agreement, dated November 28, 2007, by and between Premier Exhibitions, Inc., Live Nation and JAM Exhibitions, LLC (the “Original Agreement”).
     Summary of Original Agreement. Under the Original Agreement, Premier granted to Live Nation the exclusive right to jointly present along with the Company twelve “Bodies” exhibitions in twelve geographic territories anywhere in the world except for North America, Buenos Aires Argentina, Santiago Chile and Madrid Spain (the “Exclusive Territory”). In consideration, the Company received a $6,000,000 payment from Live Nation. Pursuant to the Original Agreement, the Company and Live Nation also each had a unilateral right to exercise two options, the first exercisable during September 2008 and the second exercisable during September 2009. Upon exercise, each option would have granted to Live Nation the exclusive right to jointly present twelve additional “Bodies” exhibitions in twelve geographic territories within the Exclusive Territory. Under the Original Agreement, upon the exercise of each such option, the Company would receive a payment from Live Nation of $6,000,000.
     Also under the Original Agreement, revenue from each “Bodies” exhibition would first be used to reimburse the parties for their recoupable expenses. After all recoupable expenses have been paid to the parties, the next $700,000 of revenue would be split in a percentage ratio favoring Live Nation. Thereafter, all remaining revenues would be split in a percentage ratio favoring the Company.
     Assignment of Original Agreement. In September 2008, Live Nation assigned its rights under the Original Agreement to STBN subject to the Company’s consent. The Company provided its consent to such assignment on November 28, 2008.
     Summary of First Amendment. The parties to the First Amendment have agreed that for the remaining eight “Bodies” exhibitions available under the Original Agreement (four “Bodies” exhibitions have already been opened under the Original Agreement), the Company has the option to elect that STBN co-present any such exhibition with a specific third party promoter it designates (each a “Third Party Promoter”), subject to STBN’s right to advise the Company that it will instead present such exhibition with the Company without a Third Party Promoter, as one of the remaining “Bodies” exhibitions under the Original Agreement. If STBN determines not to enter into an agreement with any such Third Party Promoter and it has also not elected to instead co-present such exhibition with the Company but without the Third Party Promoter, either of which STBN may do in its discretion, then the Company may directly present such exhibition with the Third Party Promoter (the “Third Party Promoter Rights”). However, such joint presentation by the Company and such Third Party Promoter will not reduce the number of remaining “Bodies” exhibitions under the Original Agreement. If STBN and the Company enter into an agreement with a Third Party Promoter, then such Third Party Promoter must remit to STBN a license fee, which license fee shall be a recoupable expense. The First Amendment also provides that in such case, after the reimbursement of all recoupable expenses, the parties will split the remaining revenues among the three parties in a percentage ration favoring the Company. Where no Third Party Promoter is involved, the allocation of revenue for the remaining “Bodies” exhibitions under the Original Agreement remains unchanged.
     The First Amendment also exercises and amends the first option under the Original Agreement by granting to STBN an exclusive license to present eight additional “Bodies” exhibitions within the Exclusive Territory for an 18 month period commencing on the date on which the last remaining “Bodies” exhibition under the Original Agreement is opened to the public (the “First Option”). In connection with the exercise of the First Option, the Company will receive from STBN a payment of $3,000,000 on or before December 5, 2008 and a payment of $1,000,000 on or before January 19, 2009.
     Under the First Amendment, STBN and the Company will also each have the unilateral right to exercise a second option that would grant to STBN an additional exclusive license to present a further eight “Bodies” exhibitions in the Exclusive Territory for an 18 month period commencing after the expiration of the term of the license granted pursuant to the First Option (the “Second Option”). If the Second Option is exercised, STBN must pay the Company $4,000,000. The Second Option may only be exercised during November 2009.
     In addition, the First Amendment provides that STBN and the Company each have the unilateral right to exercise a third option that would grant to STBN an additional exclusive license to present a further eight “Bodies” exhibitions in the Exclusive Territory for an 18 month period commencing after the expiration of the term of the license granted pursuant to the Second Option (the “Third Option”). If the Third Option is exercised, then STBN must pay the Company $4,000,000. The Third Option may only be exercised during November 2010.
     Under the terms of the First, Second and Third Options, in the event STBN fails to timely open all of the “Bodies” exhibitions under any of the licenses granted pursuant to such options, despite having used its best efforts to do so, then the term of such license shall be extended for an additional six months, provided that the Company shall be entitled to exercise its Third Party Promoter Rights for any such remaining “Bodies” exhibitions.
     Under the Original Agreement, revenue is allocated among the parties separately for each “Bodies” exhibition; however, under the First Amendment, the revenues for all of the available exhibitions under an option will be combined together in one “pot” and allocated to the parties on a cumulative basis. The Company will receive payments from

STBN on a monthly basis, as a result of preliminary settlements calculated by STBN, against the Company’s eventual share of revenue from such “pot.”
     STBN will be entitled to terminate the Second Option or Third Option in the event that, after having been advised by the Company that presenting the “Bodies” exhibitions in a particular country would not be prohibited by law, the Company and STBN are prevented by law from presenting the “Bodies” exhibitions in three or more such countries in the Exclusive Territory where it is commercially feasible to present the “Bodies” exhibitions.
     The First Amendment and the Original Agreement are attached to this Current Report on Form 8-K as exhibits 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

+ 99.1	First Amendment to Premier Exhibitions/Live Nation Agreement, dated November 29, 2008, by and among JAM Exhibitions, LLC, Soon To Be Named Corporation, as successor in interest to Live Nation, Inc. and Premier Exhibitions, Inc.

+ 99.2	Premier Exhibitions/Live Nations Agreement, dated November 28, 2007, by and between Premier Exhibitions, Inc., Live Nation, Inc. and JAM Exhibitions, LLC.

+	The Company has requested confidential treatment of certain information contained in these exhibits. Such information has been filed separately with the Securities and Exchange Commission pursuant to the Company’s application for confidential treatment under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: December 4, 2008	By:	/s/ Arnie Geller
Arnie Geller
Chief Executive Officer